EXHIBIT 99.1




PRESIDENTIAL REALTY CORPORATION
180 SOUTH BROADWAY
WHITE PLAINS, NEW YORK 10605
914-948-1300




                                                     FOR IMMEDIATE RELEASE
                                                     White Plains, New York
                                                     December 10, 2004


PRESIDENTIAL REALTY ANNOUNCES INABILITY TO FILE ACQUISITION FINANCIAL
               INFORMATION; SUSPENDS SHARE PURCHASE PLAN


Presidential Realty Corporation (AMEX: PDLa and PDLb) announced today that it was not filing the financial statements relating to its September 2004 acquisition of the Martinsburg Mall in Martinsburg, West Virginia and interests in four other regional shopping malls as required by federal securities laws and regulations and the Securities and Exchange Commission. The September acquisition was significant enough to require Presidential to file financial information relating to the operations of the five mall properties for calendar year 2003 and the nine months ended September 2004. In Presidential's Form 8-K filed with respect to the September acquisition, Presidential stated that it would file such required financial information by December 10, 2004. Subsequent to the September acquisition and the filing of the related Form 8-K, it became apparent that Presidential would not be able to obtain access to the information necessary to prepare the required financial information. Presidential is continuing to work with The Lightstone Group, its co-owner of the properties, to obtain access to the financial information from the seller, an affiliate of Pennsylvania Real Estate Investment Trust (NYSE: PEI).

The failure to provide the necessary acquisition financial information results in Presidential being delinquent in its federal securities law filing obligations. Although Presidential's dividend reinvestment program for its Class B common stock will continue, in accordance with Securities and Exchange Commission guidance and pursuant to the provisions of Presidential's Dividend Reinvestment and Share Purchase Plan, Presidential is immediately suspending the ability of stockholders to make optional cash payments under the Plan to acquire shares. Presidential will notify all stockholders of the suspension of the cash payment option promptly.

Presidential Realty Corporation, a real estate investment trust whose shares are traded on the American Stock Exchange (PDLa and PDLb), is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate.


Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: trends and uncertainties in the general economic climate; the supply of and demand for residential and commercial properties; interest rate levels; the availability of financing and other risks associated with the development and acquisition of properties. Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.






For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
At the above address and telephone number